Exhibit 3.1

READY CAPITAL CORPORATION

CERTIFICATE OF NOTICE

THIS IS TO CERTIFY THAT:

FIRST: The Board of Directors (the “Board”) of Ready Capital Corporation., a Maryland corporation (the “Company”), acting pursuant to the charter of the Company (the “Charter”), including the Articles Supplementary filed with the Maryland State Department of Assessments and Taxation on March 16, 2022, setting forth the terms of the Class B-1 Common Stock, $0.0001 par value per share (the “Class B-1 Common Stock”), Class B-2 Common Stock, $0.0001 par value per share (the “Class B-2 Common Stock”), Class B-3 Common Stock, $0.0001 par value per share (the “Class B-3 Common Stock”), and Class B-4 Common Stock, $0.0001 par value per share (the “Class B-4 Common Stock” and, together with the Class B-1 Common Stock, the Class B-2 Common Stock and the Class B-3 Common Stock, the “Class B Common Stock”), of the Company, has established 5:00 p.m., Eastern Time, on May 11, 2022, as the date and time at which all of the issued and outstanding shares of Class B Common Stock shall automatically, and without any action on the part of the holder thereof, convert, on a one-for-one basis, into an equal number of shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company.

SECOND: The undersigned officer acknowledges this Certificate of Notice to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused this Certificate of Notice to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Chief Financial Officer on this 11th day of May, 2022.

ATTEST:	READY CAPITAL CORPORATION

/s/ Andrew Ahlborn	By:	/s/ Thomas E. Capasse
Name: Andrew Ahlborn	Name: Thomas E. Capasse
Title: Chief Financial Officer	Title: Chief Executive Officer